Exhibit 99.1

1Q 2024

SmartFinancial Announces Results for the First Quarter 2024

KNOXVILLE, TN – April 22, 2024 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NYSE: SMBK), today announced net income of $9.4 million, or $0.55 per diluted common share, for the first quarter of 2024, compared to net income of $11.5 million, or $0.68 per diluted common share, for the first quarter of 2023, and compared to prior quarter net income of $6.2 million, or $0.37 per diluted common share.  Operating earnings1, which excludes non-recurring income related to the gain on sale of a branch location, net of tax adjustments, totaled $8.4 million, or $0.49 per diluted common share, in the first quarter of 2024, compared to $11.5 million, or $0.68 per diluted common share, in the first quarter of 2023, and compared to $6.9 million, or $0.41 per diluted common share, in the fourth quarter of 2023.

Highlights for the First Quarter of 2024

●	Operating earnings[1] of $8.4 million, or $0.49 per diluted common share
●	Net organic loan and lease growth of $34 million - 4% annualized quarter-over-quarter increase
●	Credit quality remains solid with nonperforming assets to total assets of 0.18%
●	Deposit growth of $126.3 million – 12% annualized quarter-over-quarter increase

Billy Carroll, President & CEO, stated: “Our company started 2024 with nice momentum.  The first quarter was highlighted by continued growth in both loans and deposits, each growing 4% and 12%, respectively, along with expense discipline and focus on operating leverage improvement.  The investments we’ve made over the last few years have positioned us well and with a margin inflection point on the horizon, we remain very bullish.”

SmartFinancial's Chairman, Miller Welborn, concluded: “Our team continued to make substantial forward progress on our key strategic initiatives in the first quarter. Our associates worked diligently to grow revenue and control expenses, setting the stage for operating leverage gains for the remainder of 2024. Continued commitment to EXCELLENT client service and growing shareholder value remains “top of mind” for our team.”

Net Interest Income and Net Interest Margin

Net interest income was $31.7 million for the first quarter of 2024, compared to $31.5 million for the prior quarter.  Average earning assets totaled $4.50 billion, an increase of $116.4 million from the prior quarter.  The increase in average earnings assets was primarily driven by an increase in average interest-earning cash of $64.0 million, average loans and leases of $49.7 million and average securities of $2.7 million.  Average interest-bearing liabilities increased by $144.2 million from the prior quarter, attributable to an increase in average deposits of $146.3 million, offset by a decrease in average borrowings of $2.2 million.

The tax equivalent net interest margin was 2.85% for the first quarter of 2024, compared to 2.86% for the prior quarter. The tax equivalent net interest margin was negatively impacted by the increased cost of interest-bearing liabilities, coupled with a slower rise on yield on interest-earning assets, quarter-over-quarter. The yield on loans and leases, excluding loan fees, was 5.71% for the first quarter, compared to 5.61% for the prior quarter.

The cost of total deposits for the first quarter of 2024 was 2.52% compared to 2.35% in the prior quarter. The cost of interest-bearing liabilities increased to 3.23% for the first quarter of 2024, compared to 3.07% for the prior quarter. The cost of average interest-bearing deposits was 3.16% for the first quarter of 2024, compared to 3.00% for the prior quarter, an increase of 16 basis points.

The following table presents selected interest rates and yields for the periods indicated:

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

	Three Months Ended
	Mar	Dec	Increase
Selected Interest Rates and Yields	2024	2023	(Decrease)
Yield on loans and leases, excluding loan fees	5.71%	5.61%	0.10%
Yield on loans and leases	5.82%	5.68%	0.14%
Yield on earning assets, on a fully tax equivalent basis (FTE)	5.36%	5.22%	0.14%
Cost of interest-bearing deposits	3.16%	3.00%	0.16%
Cost of total deposits	2.52%	2.35%	0.17%
Cost of interest-bearing liabilities	3.23%	3.07%	0.16%
Net interest margin, FTE	2.85%	2.86%	(0.01)%

Provision for Credit Losses on Loans and Leases and Credit Quality

At March 31, 2024, the allowance for credit losses was $34.2 million.  The allowance for credit losses to total loans and leases was 0.98% as of March 31, 2024, compared to 1.02% as of December 31, 2023.

The following table presents detailed information related to the provision for credit losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec
Provision for Credit Losses on Loans and Leases Rollforward	2024	2023	Change
Beginning balance	$35,066	$33,687	$1,379
Charge-offs	(920)	(424)	(496)
Recoveries	135	302	(167)
Net (charge-offs) recoveries	(785)	(122)	(663)
Provision for credit losses (1)	(78)	1,501	(1,579)
Ending balance	$34,203	$35,066	$(863)

Allowance for credit losses to total loans and leases, gross	0.98%	1.02%	(0.04)%

(1)	The current quarter-ended and prior quarter-ended excludes unfunded commitments release of $362 thousand and a provision of $69 thousand, respectively. At March 31, 2024, the unfunded commitment liability totaled $2.0 million.

Nonperforming loans and leases as a percentage of total loans and leases was 0.18% as of March 31, 2024, a decrease of 6 basis points from the 0.24% reported in the fourth quarter of 2023.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.18% as of March 31, 2024, and 0.20% on December 31, 2023.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Credit Quality	2024	2023	(Decrease)
Nonaccrual loans and leases	$6,171	$7,931	$(1,760)
Loans and leases past due 90 days or more and still accruing	95	170	(75)
Total nonperforming loans and leases	6,266	8,101	(1,835)
Other real estate owned	696	517	179
Other repossessed assets	2,033	1,117	916
Total nonperforming assets	$8,995	$9,735	$(740)

Nonperforming loans and leases to total loans and leases, gross	0.18%	0.24%	(0.06)%
Nonperforming assets to total assets	0.18%	0.20%	(0.02)%

Noninterest Income

Noninterest income increased $801 thousand to $8.4 million for the first quarter of 2024 compared to $7.6 million for the prior quarter.  The current quarter increase was primarily associated with the $1.3 million pre-tax gain on the sale of a former branch building.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Noninterest Income	2024	2023	(Decrease)
Service charges on deposit accounts	$1,612	$1,673	$(61)
Mortgage banking income	280	227	53
Investment services	1,380	1,339	41
Insurance commissions	1,103	1,133	(30)
Interchange and debit card transaction fees	1,253	1,370	(117)
Other	2,752	1,837	915
Total noninterest income	$8,380	$7,579	$801

Noninterest Expense

Noninterest expense decreased $1.1 million to $28.6 million for the first quarter of 2024 compared to $29.7 million for the prior quarter. The current quarter decrease was primarily related to a decrease in other noninterest expenses associated with a Community Reinvestment Act donation of a former branch location and accruals in respect of pending litigation in the prior quarter.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Noninterest Expense	2024	2023	(Decrease)
Salaries and employee benefits	$16,639	$16,275	$364
Occupancy and equipment	3,396	3,378	18
FDIC insurance	915	915	-
Other real estate and loan related expenses	584	781	(197)
Advertising and marketing	302	336	(34)
Data processing and technology	2,465	2,458	7
Professional services	924	1,136	(212)
Amortization of intangibles	612	643	(31)
Merger related and restructuring expenses	-	-	-
Other	2,716	3,773	(1,057)
Total noninterest expense	$28,553	$29,695	$(1,142)

Income Tax Expense

Income tax expense was $2.6 million for the first quarter of 2024, an increase of $990 thousand, compared to $1.6 million for the prior quarter.

The effective tax rate was 21.94% for the first quarter of 2024 and 20.95% for the prior quarter.

Balance Sheet Trends

Total assets at March 31, 2024 were $4.95 billion compared to $4.83 billion at December 31, 2023.  The $125.3 million increase is primarily attributable to increases in cash and cash equivalents of $125.7 million and loans and leases of $33.1  Asset increases were offset by a decrease in securities of $35.1 million.

Total liabilities increased to $4.49 billion at March 31, 2024 from $4.37 billion at December 31, 2023.  The increase of $118.4 million was primarily from organic deposit growth of $126.3 million, offset by a decrease in borrowings of $3.2 million and other liabilities of $4.7 million.

Shareholders' equity at March 31, 2024, totaled $466.8 million, an increase of $6.9 million, from December 31, 2023.  The increase in shareholders' equity was primarily driven by net income of $9.4 million for the three months ended March 31, 2024, offset by the negative change of $1.5 million in accumulated other comprehensive income and dividends paid of $1.3 million.  Tangible book value per share1 was $21.12 at March 31, 2024, compared to $20.76 at December 31, 2023.  Tangible common equity1 as a percentage of tangible assets1 was 7.43% at March 31, 2024, compared with 7.47% at December 31, 2023.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Mar	Dec	Increase
Selected Balance Sheet Information	2024	2023	(Decrease)
Total assets	$4,954,690	$4,829,387	$125,303
Total liabilities	4,487,894	4,369,501	118,393
Total equity	466,796	459,886	6,910
Securities	654,516	689,646	(35,130)
Loans and leases	3,477,555	3,444,462	33,093
Deposits	4,394,121	4,267,854	126,267
Borrowings	9,849	13,078	(3,229)

Conference Call Information

SmartFinancial issued this earnings release for the first quarter of 2024 on Monday, April 22, 2024, and will host a conference call on Tuesday, April 23, 2024, at 10:00 a.m. ET.  To access this interactive teleconference, dial (833) 470-1428 or (404) 975-4839 and entering the access code, 060240.  A replay of the conference call will be available through June 22, 2024, by dialing (866) 813-9403 or (929) 458-6194 and entering the access code, 672905.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and Florida.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll
President & CEO
(865) 868-0613 billy.carroll@smartbank.com

Ron Gorczynski
Executive Vice President, Chief Financial Officer
(865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) operating earnings, (ii) operating return on average assets, (iii) operating pre-provision net revenue return on average assets, (iv) operating return on average shareholders' equity, (v) return on average tangible common equity, (vi) operating return on average tangible common equity, (vii) operating efficiency ratio, (viii) operating noninterest income, (ix) operating pre-provision net revenue earnings, (x) operating noninterest expense, (xi) tangible common equity, (xii) average tangible common equity, (xiii) tangible book value per common share, (xiv) tangible assets; and ratios derived therefrom, in its analysis of the company's performance. Operating earnings excludes the following from net income: securities gains and losses and merger related and restructuring expenses.  Operating return on average assets is the annualized operating earnings (Non-GAAP) divided by average assets.  Operating pre-provision net revenue return on average assets is the annualized operating pre-provision net revenue income earnings (Non-GAAP) by average assets. Operating return on average shareholders' equity is the annualized operating earnings (Non-GAAP) divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity (Non-GAAP). Operating return on average tangible common equity is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Operating noninterest income excludes the following from noninterest income: securities gains and losses.  Operating pre-provision net revenue earnings is net interest income plus operating noninterest income (Non-GAAP) less operating noninterest expense (Non-GAAP).  Operating noninterest interest income and operating noninterest expense exclude non-operating related income and expense items. A detailed reconciliation of these items are available in the Non-GAAP reconciliations. Tangible common equity (Non-GAAP) and average tangible common equity (Non-GAAP) excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively.  Tangible book value per common share (Non-GAAP) is tangible common equity (Non-GAAP) divided by common shares outstanding.  Tangible assets (Non-GAAP) excludes goodwill and other intangibles from total assets.  Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers.  Management believes these Non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (5) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) changes in management’s plans for the future; (7) prevailing, or changes in, economic or political conditions, particularly in our market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; (8) increased technology and cybersecurity risks, including generative artificial intelligence risks; (9) credit risk associated with our lending activities; (10) changes in loan demand, real estate values, or competition; (11) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (12) changes in accounting principles, policies, or guidelines; (13) changes in applicable laws, rules, or regulations; (14) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; (15) potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; (16) significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (17) the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine or the conflict in Israel and surrounding areas; and (18) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Mar	Dec	Sep	Jun	Mar
	2024	2023	2023	2023	2023
Assets:
Cash and cash equivalents	$477,941	$352,271	$400,258	$238,898	$306,934
Securities available-for-sale, at fair value	474,347	408,410	385,131	540,308	560,418
Securities held-to-maturity, at amortized cost	180,169	281,236	282,313	283,564	284,776
Other investments	13,718	13,662	13,805	14,396	14,059
Loans held for sale	4,861	4,418	2,734	986	3,324
Loans and leases	3,477,555	3,444,462	3,378,999	3,337,790	3,281,787
Less: Allowance for credit losses	(34,203)	(35,066)	(33,687)	(32,747)	(32,279)
Loans and leases, net	3,443,352	3,409,396	3,345,312	3,305,043	3,249,508
Premises and equipment, net	92,694	92,963	92,020	92,351	92,190
Other real estate owned	696	517	1,370	1,708	1,708
Goodwill and other intangibles, net	106,537	107,148	107,792	108,439	109,114
Bank owned life insurance	83,957	83,434	82,914	82,419	81,938
Other assets	76,418	75,932	83,522	77,688	65,836
Total assets	$4,954,690	$4,829,387	$4,797,171	$4,745,800	$4,769,805
Liabilities:
Deposits:
Noninterest-bearing demand	$907,254	$898,044	$923,763	$1,003,432	$989,753
Interest-bearing demand	996,298	1,006,915	993,717	938,758	989,738
Money market and savings	1,952,410	1,812,427	1,766,409	1,720,202	1,761,847
Time deposits	538,159	550,468	562,620	537,192	488,208
Total deposits	4,394,121	4,267,854	4,246,509	4,199,584	4,229,546
Borrowings	9,849	13,078	14,117	15,496	16,546
Subordinated debt	42,120	42,099	42,078	42,057	42,036
Other liabilities	41,804	46,470	47,815	43,816	38,278
Total liabilities	4,487,894	4,369,501	4,350,519	4,300,953	4,326,406
Shareholders' Equity:
Common stock	17,057	16,989	16,995	17,004	17,004
Additional paid-in capital	296,061	295,699	295,542	295,296	294,930
Retained earnings	181,103	173,105	168,271	167,564	160,085
Accumulated other comprehensive income (loss)	(27,425)	(25,907)	(34,156)	(35,017)	(28,620)
Total shareholders' equity	466,796	459,886	446,652	444,847	443,399
Total liabilities & shareholders' equity	$4,954,690	$4,829,387	$4,797,171	$4,745,800	$4,769,805

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2024	2023	2023	2023	2023
Interest income:
Loans and leases, including fees	$50,020	$48,767	$47,539	$45,446	$44,728
Investment securities:
Taxable	4,548	4,344	4,335	4,335	3,651
Tax-exempt	352	352	356	357	353
Federal funds sold and other earning assets	4,863	4,032	3,045	1,956	4,446
Total interest income	59,783	57,495	55,275	52,094	53,178
Interest expense:
Deposits	27,035	24,926	23,433	19,554	16,346
Borrowings	128	162	210	339	224
Subordinated debt	899	890	626	626	626
Total interest expense	28,062	25,978	24,269	20,519	17,196
Net interest income	31,721	31,517	31,006	31,575	35,982
Provision for credit losses	(440)	1,571	795	113	550
Net interest income after provision for credit losses	32,161	29,946	30,211	31,462	35,432
Noninterest income:
Service charges on deposit accounts	1,612	1,673	1,736	1,657	1,445
Gain (loss) on sale of securities, net	—	—	(6,801)	—	—
Mortgage banking	280	227	309	332	172
Investment services	1,380	1,339	1,461	1,300	1,005
Insurance commissions	1,103	1,133	1,153	1,139	1,259
Interchange and debit card transaction fees	1,253	1,370	1,357	1,347	1,383
Other	2,752	1,837	1,476	1,355	1,661
Total noninterest income	8,380	7,579	691	7,130	6,925
Noninterest expense:
Salaries and employee benefits	16,639	16,275	16,785	15,947	16,742
Occupancy and equipment	3,396	3,378	3,547	3,318	3,208
FDIC insurance	915	915	825	875	541
Other real estate and loan related expense	584	781	603	441	572
Advertising and marketing	302	336	346	305	355
Data processing and technology	2,465	2,458	2,378	2,235	2,163
Professional services	924	1,136	735	764	807
Amortization of intangibles	612	643	647	675	659
Merger related and restructuring expenses	—	—	110	—	—
Other	2,716	3,773	2,540	2,850	2,482
Total noninterest expense	28,553	29,695	28,516	27,410	27,529
Income before income taxes	11,988	7,830	2,386	11,182	14,828
Income tax expense	2,630	1,640	319	2,346	3,328
Net income	$9,358	$6,190	$2,067	$8,836	$11,500
Earnings per common share:
Basic	$0.56	$0.37	$0.12	$0.53	$0.69
Diluted	$0.55	$0.37	$0.12	$0.52	$0.68
Weighted average common shares outstanding:
Basic	16,849,735	16,814,647	16,807,548	16,806,389	16,791,406
Diluted	16,925,408	16,918,234	16,918,635	16,898,091	16,896,494

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees	$3,458,109	$50,020	5.82%	$3,408,430	$48,767	5.68%	$3,258,452	$44,728	5.57%
Taxable securities	620,805	4,548	2.95%	618,511	4,344	2.79%	723,540	3,651	2.05%
Tax-exempt securities[1]	64,161	445	2.79%	63,767	445	2.77%	65,547	447	2.77%
Federal funds sold and other earning assets	353,913	4,863	5.53%	289,896	4,032	5.52%	378,253	4,446	4.77%
Total interest-earning assets	4,496,988	59,876	5.36%	4,380,604	57,588	5.22%	4,425,792	53,272	4.88%
Noninterest-earning assets	380,231			386,202			359,996
Total assets	$4,877,219			$4,766,806			$4,785,788

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$996,147	6,060	2.45%	$974,637	5,631	2.29%	$944,132	4,227	1.82%
Money market and savings deposits	1,904,855	16,149	3.41%	1,764,826	14,556	3.27%	1,820,455	10,381	2.31%
Time deposits	541,792	4,826	3.58%	556,996	4,739	3.38%	469,361	1,738	1.50%
Total interest-bearing deposits	3,442,794	27,035	3.16%	3,296,459	24,926	3.00%	3,233,948	16,346	2.05%
Borrowings	11,245	128	4.58%	13,420	162	4.79%	16,858	224	5.39%
Subordinated debt	42,107	899	8.59%	42,087	890	8.39%	42,022	626	6.04%
Total interest-bearing liabilities	3,496,146	28,062	3.23%	3,351,966	25,978	3.07%	3,292,828	17,196	2.12%
Noninterest-bearing deposits	872,840			915,259			1,015,670
Other liabilities	47,085			50,055			44,908
Total liabilities	4,416,071			4,317,280			4,353,406
Shareholders' equity	461,148			449,526			432,382
Total liabilities and shareholders' equity	$4,877,219			$4,766,806			$4,785,788

Net interest income, taxable equivalent		$31,814			$31,610			$36,076
Interest rate spread			2.13%			2.14%			2.76%
Tax equivalent net interest margin			2.85%			2.86%			3.31%

Percentage of average interest-earning assets to average interest-bearing liabilities			128.63%			130.69%			134.41%
Percentage of average equity to average assets			9.46%			9.43%			9.03%

1 Yields computed on tax-exempt instruments on a tax equivalent basis include $93 thousand, $94 thousand, and $94 thousand of taxable equivalent income for the quarters ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2024	2023	2023	2023	2023
Composition of Loans and Leases:
Commercial real estate:
Owner occupied	$804,557	$798,416	$776,402	$769,978	$764,166
Non-owner occupied	938,648	940,789	890,774	871,779	871,368
Commercial real estate, total	1,743,205	1,739,205	1,667,176	1,641,757	1,635,534
Commercial & industrial	667,903	645,918	617,115	594,427	571,153
Construction & land development	321,860	327,185	373,068	394,742	386,253
Consumer real estate	659,209	649,867	638,518	624,828	606,343
Leases	71,909	68,752	68,538	66,401	67,701
Consumer and other	13,469	13,535	14,584	15,635	14,803
Total loans and leases	$3,477,555	$3,444,462	$3,378,999	$3,337,790	$3,281,787

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$6,266	$8,101	$4,163	$3,722	$3,247
Other real estate owned	696	517	1,370	1,708	1,708
Other repossessed assets	2,033	1,117	348	282	66
Total nonperforming assets	$8,995	$9,735	$5,881	$5,712	$5,021
Modified loans and leases[1] not included in nonperforming loans and leases	$4,413	$4,245	$2,376	$657	$97
Net charge-offs to average loans and leases (annualized)	0.09%	0.04%	0.04%	(0.01)%	0.03%
Allowance for credit losses to loans and leases	0.98%	1.02%	1.00%	0.98%	0.98%
Nonperforming loans and leases to total loans and leases, gross	0.18%	0.24%	0.12%	0.11%	0.10%
Nonperforming assets to total assets	0.18%	0.20%	0.12%	0.12%	0.11%

Capital Ratios:
Equity to Assets	9.42%	9.52%	9.31%	9.37%	9.30%
Tangible common equity to tangible assets (Non-GAAP)[2]	7.43%	7.47%	7.23%	7.25%	7.17%

SmartFinancial, Inc.[3]
Tier 1 leverage	8.23%	8.27%	8.13%	8.24%	7.91%
Common equity Tier 1	10.20%	10.16%	10.07%	10.12%	9.95%
Tier 1 capital	10.20%	10.16%	10.07%	10.12%	9.95%
Total capital	11.85%	11.80%	11.90%	11.94%	11.77%

SmartBank	Estimated[4]
Tier 1 leverage	9.07%	9.18%	9.00%	9.18%	8.87%
Common equity Tier 1	11.23%	11.26%	11.15%	11.27%	11.15%
Tier 1 capital	11.23%	11.26%	11.15%	11.27%	11.15%
Total capital	12.00%	12.02%	11.87%	11.97%	11.85%

1Borrowers that have experienced financial difficulty.

2Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

3All periods presented are estimated.

4 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2024	2023	2023	2023	2023
Selected Performance Ratios (Annualized):
Return on average assets	0.77%	0.52%	0.17%	0.75%	0.97%
Return on average shareholders' equity	8.16%	5.46%	1.84%	7.98%	10.79%
Return on average tangible common equity¹	10.62%	7.18%	2.43%	10.57%	14.45%
Noninterest income / average assets	0.69%	0.63%	0.06%	0.61%	0.59%
Noninterest expense / average assets	2.35%	2.47%	2.37%	2.34%	2.33%
Efficiency ratio	71.20%	75.95%	89.96%	70.82%	64.16%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.69%	0.57%	0.60%	0.75%	0.97%
Operating PPNR return on average assets[1]	0.84%	0.86%	0.84%	0.96%	1.30%
Operating return on average shareholders' equity[1]	7.29%	6.07%	6.41%	7.98%	10.79%
Operating return on average tangible common equity[1]	9.49%	7.98%	8.46%	10.57%	14.45%
Operating efficiency ratio[1]	73.50%	73.41%	73.60%	70.64%	64.02%
Operating noninterest income / average assets[1]	0.58%	0.63%	0.62%	0.61%	0.59%
Operating noninterest expense / average assets[1]	2.35%	2.39%	2.36%	2.34%	2.33%

Selected Interest Rates and Yields:
Yield on loans and leases, excluding loan fees	5.71%	5.61%	5.52%	5.39%	5.20%
Yield on loans and leases	5.82%	5.68%	5.61%	5.51%	5.57%
Yield on earning assets, FTE	5.36%	5.22%	4.99%	4.82%	4.88%
Cost of interest-bearing deposits	3.16%	3.00%	2.84%	2.46%	2.05%
Cost of total deposits	2.52%	2.35%	2.20%	1.89%	1.56%
Cost of interest-bearing liabilities	3.23%	3.07%	2.89%	2.53%	2.12%
Net interest margin, FTE	2.85%	2.86%	2.81%	2.93%	3.31%

Per Common Share:
Net income, basic	$0.56	$0.37	$0.12	$0.53	$0.69
Net income, diluted	0.55	0.37	0.12	0.52	0.68
Operating earnings, basic¹	0.50	0.41	0.43	0.53	0.69
Operating earnings, diluted¹	0.49	0.41	0.43	0.52	0.68
Book value	27.37	27.07	26.28	26.16	26.08
Tangible book value¹	21.12	20.76	19.94	19.78	19.66
Common shares outstanding	17,056,704	16,988,879	16,994,543	17,004,092	17,004,092

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2024	2023	2023	2023	2023
Operating Earnings:
Net income (GAAP)	$9,358	$6,190	$2,067	$8,836	$11,500
Noninterest income:
Securities (gains) losses, net	—	—	6,801	—	—
Gain on sale of former branch building	(1,346)	—	—	—	—
Noninterest expenses:
Donation of a former branch location	—	250	—	—	—
Accruals for pending litigation	—	675	—	—	—
Merger related and restructuring expenses	—	—	110	—	—
Income taxes:
Income tax effect of adjustments	348	(239)	(1,785)	—	—
Operating earnings (Non-GAAP)	$8,360	$6,876	$7,193	$8,836	$11,500
Operating earnings per common share (Non-GAAP):
Basic	$0.50	$0.41	$0.43	$0.53	$0.69
Diluted	0.49	0.41	0.43	0.52	0.68

Operating Noninterest Income:
Noninterest income (GAAP)	$8,380	$7,579	$691	$7,130	$6,925
Securities (gains) losses, net	—	—	6,801	—	—
Gain on sale of former branch building	(1,346)	—	—	—	—
Operating noninterest income (Non-GAAP)	$7,034	$7,579	$7,492	$7,130	$6,925
Operating noninterest income (Non-GAAP)/average assets[1]	0.58%	0.63%	0.62%	0.61%	0.59%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$28,553	$29,695	$28,516	$27,410	$27,529
Donation of a former branch location	—	(250)	—	—	—
Accruals for pending litigation	—	(675)	—	—	—
Merger related and restructuring expenses	—	—	(110)	—	—
Operating noninterest expense (Non-GAAP)	$28,553	$28,770	$28,406	$27,410	$27,529
Operating noninterest expense (Non-GAAP)/average assets[2]	2.35%	2.39%	2.36%	2.34%	2.33%

Operating Pre-provision Net revenue ("PPNR") Earnings:
Net interest income (GAAP)	$31,721	$31,517	$31,006	$31,575	$35,982
Operating noninterest income (Non-GAAP)	7,034	7,579	7,492	7,130	6,925
Operating noninterest expense (Non-GAAP)	(28,553)	(28,770)	(28,406)	(27,410)	(27,529)
Operating PPNR earnings (Non-GAAP)	$10,202	$10,326	$10,092	$11,295	$15,378

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.69%	0.57%	0.60%	0.75%	0.97%
Operating PPNR return on average assets (Non-GAAP)[4]	0.84%	0.86%	0.84%	0.96%	1.30%
Return on average tangible common equity (Non-GAAP)[5]	10.62%	7.18%	2.43%	10.57%	14.45%
Operating return on average shareholders' equity (Non-GAAP)[6]	7.29%	6.07%	6.41%	7.98%	10.79%
Operating return on average tangible common equity (Non-GAAP)[7]	9.49%	7.98%	8.46%	10.57%	14.45%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	71.20%	75.95%	89.96%	70.82%	64.16%
Adjustment for taxable equivalent yields	(0.17)%	(0.18)%	(0.27)%	(0.18)%	(0.14)%
Adjustment for securities gains (losses)	—%	—%	(15.89)%	—%	—%
Adjustment for sale of branch location	2.46%	—%	—%	—%	—%
Adjustment for donation of a former branch location	—%	(0.64)%	—%	—%	—%
Adjustment for accruals for pending litigation	—%	(1.72)%	—%	—%	—%
Adjustment for merger related income and costs	—%	—%	(0.20)%	—%	—%
Operating efficiency ratio (Non-GAAP)	73.50%	73.41%	73.60%	70.64%	64.02%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PPNR return on average assets (Non-GAAP) is the annualized operating PPNR earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2024	2023	2023	2023	2023
Tangible Common Equity:
Shareholders' equity (GAAP)	$466,796	$459,886	$446,652	$444,847	$443,399
Less goodwill and other intangible assets	106,537	107,148	107,792	108,439	109,114
Tangible common equity (Non-GAAP)	$360,259	$352,738	$338,860	$336,408	$334,285

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$461,148	$449,526	$445,432	$444,283	$432,382
Less average goodwill and other intangible assets	106,920	107,551	108,194	108,851	109,537
Average tangible common equity (Non-GAAP)	$354,228	$341,975	$337,238	$335,432	$322,845

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$27.37	$27.07	$26.28	$26.16	$26.08
Adjustment due to goodwill and other intangible assets	(6.25)	(6.31)	(6.34)	(6.38)	(6.42)
Tangible book value per common share (Non-GAAP)[1]	$21.12	$20.76	$19.94	$19.78	$19.66

Tangible Common Equity to Tangible Assets:
Total Assets (GAAP)	$4,954,690	$4,829,387	$4,797,171	$4,745,800	$4,769,805
Less goodwill and other intangibles	106,537	107,148	107,792	108,439	109,114
Tangible Assets (Non-GAAP)	$4,848,153	$4,722,239	$4,689,379	$4,637,361	$4,660,691
Tangible common equity to tangible assets (Non-GAAP)	7.43%	7.47%	7.23%	7.25%	7.17%

1Tangible book value per share (Non-GAAP) is computed by dividing total shareholders’ equity, less goodwill and other intangible assets, by common shares outstanding.